                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 6, 1996


                       ARABIAN SHIELD DEVELOPMENT COMPANY
             (Exact name of registrant as specified in its charter)


Delaware                          0-6247                    75-1256622
(State or other                   (Commission               (I.R.S.
jurisdiction of                   File Number)              Employer
incorporation)                                              Identification
                                                            No.)

10830 N. Central Expressway, Suite 175
Dallas, Texas                                      75231
(Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (214) 692-7872
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                                    FORM 8-K

                                 CURRENT REPORT

Item 4. Changes in Registrant's Certifying Accountant

(a)  Previous independent accountants

(i) On May 6, 1996, Price Waterhouse LLP resigned as the independent accountants of Arabian Shield Development Company.

(ii) The reports of Price Waterhouse LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principle. The reports for the past two years were modified as to uncertainty concerning (1) substantial doubt about the Company's ability to continue as a going concern since its primary source of cash flow is fully dedicated to repayment of debt and funding of refinery operations and there is no cash flow from any of its other activities, (2) the fact that a substantial portion of the Company's total assets is comprised of mineral acquisition, exploration and development costs in Saudi Arabia which have been deferred, and the fact that none of the related projects have been developed for commercial operation yet and significant expenditures, for which the Company must obtain financing, will be necessary before commercial operation can be commenced, (3) repayment of an $11 million loan from the Saudi Arabian government is in default, and the Company is attempting to reschedule payment of the loan, and (4) the ability of the Company's refining subsidiary to fully repay short-term notes payable and current portions of long-term obligations totaling $3.8 million from internally generated funds. The Company has not guaranteed these debt obligations and the financial statements do not include any adjustments that might be necessary should the refining subsidiary be unable to satisfy its current obligations in an orderly manner.

(iii) The Company's Audit Committee did not participate in or approve the decision to change independent accountants as the change was due to the resignation of Price Waterhouse LLP.

(iv) (A) In connection with its audits for the two most recent fiscal years and through May 6, 1996, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years, except that, after the 1995 Annual Report was filed, the Company feels that the following statement in the Notes to Consolidated Financial Statements for the 1995 fiscal year should not have been included:

         1. Note 2. Going Concern -

         The following sentences were added by Price Waterhouse LLP, without the knowledge and consent of the President and CEO of the Company, which the Company feels are untrue, misleading, unnecessary and could be damaging to the Company's credibility:

                   "The Company is dependent on the services of its president. In the event his services discontinue, the ability of the Company to continue its activities in Saudi Arabia is uncertain."
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On March 25, 1996, Price Waterhouse LLP sent the President and CEO of the
Company the draft of the Consolidated Financial Statements of 1995, for his review and comments, before going to print within the Company's annual report for 1995. No comments were sent back by the President since the contents were considered to be a fair presentation. However, on receipt of the Company's annual report for 1995 as filed, it was noticed that Price Waterhouse LLP had added a new statement in the " Note 2. Going Concern" section of the Notes to Consolidated Financial Statements. This statement was added by Price Waterhouse LLP without the knowledge, review and approval of the Company's President.

On May 3, 1996, the President of the Company wrote Price Waterhouse LLP, that the above mentioned statement, which was also inserted at their instructions in the Management Discussion and Analysis section, was untrue, reckless, misleading and damaging to the Company's credibility and the value of its stock. In his letter, the President of the Company enumerated the reasons for his characterization of the statement and his deep concern. He asked that Price Waterhouse LLP inform the Company's shareholders and market makers of the Company's opinion in this matter in order to avoid any damages to the Company's credibility and the value of its stock, which the Company feels will result if the statement is allowed to stand. On May 6, 1996 Price Waterhouse LLP sent a letter to the Company in which it indicated that the client-auditor relationship between it and the Company had ceased.

(iv) (B) The Company's Audit Committee has not discussed these disagreements with Price Waterhouse LLP.

(v) During the two most recent fiscal years and through May 6, 1996, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

(vi) The Company has requested that Price Waterhouse LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated May 13, 1996, is filed as an exhibit to this Form 8-K.

(b) New independent accountants

(i) The Company has not yet engaged successor independent accountants.


Item 7. Financial Statements and Exhibits.

(c) Exhibits.

     (16) Letter re Change in Certifying Accountant
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ARABIAN SHIELD DEVELOPMENT COMPANY





                                        By: /s/ DREW WILSON, JR.
                                            -----------------------------------
                                              Drew Wilson, Jr.
                                              Secretary/Treasurer



Date: May 13, 1996
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                              INDEX TO EXHIBITS



EXHIBIT
NUMBER                   DESCRIPTION
- -------                  -----------
  16          Letter Re Change in Certifying Accountant